UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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BROWN-FORMAN CORPORATION
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2021 Annual Meeting of Stockholders
Supplemental Information

July 12, 2021
Dear Brown-Forman Stockholders,
At the upcoming Brown-Forman Corporation (the “Company” or “our”) 2021 Annual Meeting of Stockholders to be held on Thursday, July 22, 2021, we are seeking your support for the election of our eleven director nominees named in our definitive proxy statement, which was filed with the Securities and Exchange Commission (“SEC”) on June 22, 2021 (the “Proxy Statement”).
In a report recently issued by Institutional Shareholder Services Inc. (“ISS”), ISS recommended that our stockholders vote “against” the re-election of Patrick Bousquet-Chavanne, Kathleen M. Gutmann, Tracy L. Skeans, and Michael A. Todman, each a current member of our Audit Committee. This negative recommendation was based on what ISS characterized as an excessive amount of non-audit related services provided to the Company by Ernst & Young LLP (“EY”), our independent registered public accounting firm, for the fiscal year ended April 30, 2021. In response to the concerns identified in the ISS report, we would like to provide the following additional information and clarification.
As disclosed in the Proxy Statement, in fiscal 2021, EY was paid “Audit Fees” of $1,506,000, “Audit-Related Fees” of $5,000, “Tax Fees” of $2,757,000, and “All Other Fees” of $37,000. ISS considers non-audit related services to be “excessive” when “All Other Fees” are greater than the sum of the “Audit Fees,” the “Audit-Related Fees” and tax compliance and tax preparation fees. ISS includes tax advice, planning, and consulting in the “All Other Fees” category as well. However, when ISS is unable to determine what fees are included in the “Tax Fees” category, it simply adds all of the “Tax Fees” to the “All Other Fees” category. This approach led to ISS’s negative recommendation with respect to the re-election of our current Audit Committee members. Accordingly, the Company is providing a further breakdown of the “Tax Fees” paid to EY in fiscal 2021. Approximately $813,000 of the total “Tax Fees” represented fees related to tax compliance and the preparation of tax returns and refund claims. Approximately $1,743,000 of the total “Tax Fees” represented fees related to individual mobility and tax compliance services. These are services that EY provided to the Company prior to its engagement as the Company’s independent registered public accounting firm for fiscal 2021, following the cessation of the Company’s relationship with PricewaterhouseCoopers LLP in fiscal 2020. The remaining amount, approximately $201,000, in the “Tax Fees” category represents fees related to other tax planning and consulting services. Following the engagement of EY, the Audit Committee carefully reviewed these non-audit, tax-related services provided by EY and concluded that EY’s expertise on these matters and familiarity therewith would provide significant advantages to the Company for this important work notwithstanding its appointment as the Company’s independent registered public accounting firm. The Audit Committee also considered the potentially disruptive effect of quickly transitioning these engagements to another firm – particularly during a global pandemic. The Audit Committee carefully evaluated these continued engagements, reviewed the independence of EY, and approved this continued work. Further, EY followed its own internal process of detailed review before it concluded that providing these non-audit, tax-related services to the Company did not impair its independence, both at the outset and conclusion of each matter.
The ISS recommendation against the re-election of the current members of the Audit Committee is based on the Audit Committee’s approval of the non-audit services discussed above. When the “Tax Fees” category is broken out to clarify the services provided, we believe that it is clear that the non-audit related fees paid by the Company to EY were not “excessive.” Furthermore, the Company believes the engagement of EY to provide these services was appropriate, and that the Audit Committee acted in the best interests of the Company and its stockholders in approving these engagements. In accordance with its responsibilities, the Audit Committee continues to oversee our policies and processes on risk assessment, risk management, compliance, and financial reporting and accounting control risks for the Company.

Therefore, in light of the additional information and clarification described above, we believe that the non-audit related fees paid by the Company to EY for the fiscal year ended April 30, 2021, were appropriate and the Board of Directors continues to recommend that you vote “FOR” each of our director nominees, including all current members of the Audit Committee. If you have already cast a vote contrary to the Board of Directors’ recommendation on the foregoing matter and wish to change your vote, you may change your vote by following the instructions included in the Proxy Statement.

Sincerely,

/s/ George Garvin Brown IV                    /s/ Michael A. Todman
George Garvin Brown IV                        Michael A. Todman
Chair of the Board of Directors             Chair of the Audit Committee

This Supplemental Information to the Proxy Statement is first being released to stockholders on or about July 12, 2021, and should be read together with the Proxy Statement. Except as specifically supplemented by the information contained in this Supplemental Information, all information set forth in the Proxy Statement remains accurate and should be considered when voting your shares. The Proxy Statement and other documents filed by the Company with the SEC may be obtained free of charge at www.sec.gov and from the Company's website at www.brown-forman.com/investors/annual-report.